Page 10


                                    EXHIBIT A

                             JOINT FILING AGREEMENT



               The undersigned hereby agree that the statement on Schedule 13G with respect to the $0.4125 Depositary Shares of Tyco Toys, Inc. dated February 13, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 13, 1997               ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner

                                             By:  /S/ MICHAEL L. GORDON
                                                  -----------------------------
                                                  Name: Michael L. Gordon
                                                  Title:General Partner



Dated:  February 13, 1997               /S/ JOHN M. ANGELO
                                        ---------------------------------------
                                        JOHN M. ANGELO


Dated:  February 13, 1997               /S/ MICHAEL L. GORDON
                                        ---------------------------------------
                                        MICHAEL L. GORDON